Exhibit 10.4

Private Unit Purchase Agreement

[*], 2025

BoluoC Acquisition Corp

12F, No. 43, Cheng Gong Road, Sec 4,

Neihu, Taipei, Taiwan

Ladies and Gentlemen:

BoluoC Acquisition Corp (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (the “Registration Statement”). The undersigned hereby commits that it will purchase 194,100 units of the Company (“Private Units”) for a purchase price of $1,941,000 (the “Private Unit Purchase Price”), each Private Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one-half of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to certain adjustment. Only whole Warrants are exercisable. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade.

The undersigned hereby agrees that it will purchase an additional number of units of the Company (“Over-Allotment Units”), up to a maximum of 9,000 Over-Allotment Units at a purchase price of $10.00 (the “Over-Allotment Purchase Price”), or a maximum of 203,100 Private Units for a total purchase price of $2,030,100 (the Over-Allotment Unit Purchase Price, together with the Private Unit Purchase Price, being the “Purchase Price”), in the event D. Boral Capital LLC (“D. Boral”) exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.00 per unit sold by the Company in the IPO.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Unit Purchase Price to be delivered to Lucky Lucko, Inc. d/b/a Efficiency (“Efficiency”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, Efficiency shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company, and the undersigned acknowledges and agrees that Efficiency is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and Efficiency’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Private Unit Purchase Price as described above. Efficiency shall not be liable to the Company, D. Boral or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Efficiency has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify Efficiency against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Efficiency may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the Ordinary Shares included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 18 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate an initial Business Combination in up to three one-month extensions, as described in more detail in the prospectus included in the Registration Statement), unless the Company provides the holders of Ordinary Shares sold in the IPO with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s dissolution expenses, divided by the number of then outstanding Ordinary Shares sold in the IPO;

●	not to convert any Ordinary Shares included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and not to tender the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned hereby irrevocably waives any redemption rights and right to participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units (but will participate in liquidation distributions with respect to any units or Ordinary Shares purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●

that the Private Units, Over-Allotment Units and underlying securities will not be transferable until 30 days after the consummation of a Business Combination except (i) among the initial shareholders or to an initial shareholder’s member, partner, officer, director, or affiliate; (ii) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death; (iv) pursuant to a qualified domestic relations order; (v) virtue of the sponsor’s organizational documents upon liquidation or dissolution of the sponsor; or (vi) in the event of the Company’s liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (v), each transferee agrees in writing to be bound by the transfer restrictions and the other restrictions contained in the letter agreement; and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only and not with a view to the distribution or resale of such units;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(h)	it has he financial ability to bear the economic risk of its investment in the Private Units and the Over-Allotment Units and is able to bear a total loss of its investment in such units;

(i)	it understands that the Private Units and Over-Allotment units are not readily marketable;

(j)	it has no need for liquidity with respect to its investment in the Private units and the Over-Allotment Units and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness;

(k)	it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of its investment in the Private Units and the Over-Allotment Units;

(l)	it is aware that the Company will establish a Trust Fund for the benefit of its public shareholders upon the closing of the IPO and hereby agrees that it shall have no right of set-off or any right title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Fund, and hereby irrevocably waives any claim to, or to any monies in, the Trust Fund that it may have now or in the future, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Ordinary Shares held by it other than as a result of this Agreement. In the event the undersigned has any Claim against the Company under this Agreement, the undersigned shall pursue such Claim solely against the Company and its assets held outside the Trust Fund and not against the property or any monies in the Trust Fund, except for redemption and liquidation rights, if any, the undersigned may have in respect of the Ordinary Shares held by it other than as a result of this Agreement;

(m)	neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Business Combination. For purposes of this Agreement, “Short Sales” shall include, without limitation, all “Short Sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements) forward sale contracts, options, puts, calls swaps an similar arrangements (including on a total return basis); and

(n)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

LYKOS INTERNATIONAL LIMITED

By:
Name:	Ya Lu Lin
Title:	Director

Accepted and Agreed:

BOLUOC ACQUISITION CORP

By:
Name:	Ya Lu Lin
Title:	Chief Executive Officer